Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

November 21, 2013

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Atlantic Coast Financial Corporation

10151 Deerwood Park Boulevard

Building 200, Suite 100

Jacksonville, Florida 32256

Re:          Registration Statement on Form S-1 of Atlantic Coast Financial Corporation

Ladies and Gentlemen:

We have acted as counsel to and for Atlantic Coast Financial Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 on September 10, 2013, as amended by Forms S-1/A filed October 18, 2013, November 8, 2013 and November 19, 2013, Registration File No. 333-191079 (the “Registration Statement”), relating to the issuance of up to $48,300,000 in aggregate offering price of the Company’s common stock, par value $0.01 per share, including additional shares for up to $6,300,000 that the underwriter has an option to purchase to cover over-allotments (the “Shares”). The offer and sale of the Shares is being made pursuant to an underwriting agreement to be entered into between the Company and FBR Capital Markets & Co. (the “Underwriting Agreement”).

We have examined copies of the Registration Statement, including the prospectus (“Prospectus”) constituting a part of the Registration Statement, the draft Underwriting Agreement, the Company’s Articles of Amendment and Restatement, included as Exhibit 3.1 to the Company’s Form S-1 filed with the Commission on June 18, 2010, the Company’s Bylaws, included as Exhibit 3.2 to the Company’s Form S-1 filed with the Commission on June 18, 2010, resolutions of the Company’s Board of Directors and the Pricing Committee thereof with respect to the offering contemplated in the Registration Statement including the Prospectus, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals (other than with respect to documents submitted to us by the Company), (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

Philadelphia, PA  ●  Malvern, PA  ●  Harrisburg, PA  ●  Wilmington, DE  ●  Cherry Hill, NJ  ●  Washington, DC

A Pennsylvania Limited Liability Partnership

Atlantic Coast Financial Corporation

November 8, 2013

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Maryland. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any prospectus supplement, other than as expressly stated herein with respect to the issuance of the Shares.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor, as described in the Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP